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                                                                    EXHIBIT 99.1

June 30, 1998

Securities & Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read and agree with the comments in Part III of Form 12b-25 of Imagyn Medical Technologies, Inc. for the fiscal year ended March 31, 1998, dated on June 30, 1998.

Yours truly,


/s/ DELOITTE & TOUCHE LLP

Costa Mesa, CA